DRYDEN GOVERNMENT INCOME FUND, INC.
(formerly known as Prudential Government Income Fund, Inc.)
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                                    April 23, 2004





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	Dryden Government Income Fund, Inc. (the ?Fund?)
	(formerly known as Prudential Government Income Fund, Inc.)
         File No.:  811-3712


Ladies and Gentlemen:

         Please find enclosed the following items: (1) the Annual Report on Form N-SAR for the Fund for the fiscal year period ended February 29, 2004, and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                                    Very truly yours,



                                         /s/Marguerite E.H. Morrison
                                            Marguerite E.H. Morrison
                                             Chief Legal Officer and
                                                 Assistant Secretary



DAD
Enclosures



This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 23rd day of April, 2004.









DRYDEN GOVERNMENT INCOME FUND, INC.
(formerly known as Prudential Government Income Fund, Inc.)





Witness:/s/Marguerite E.H. Morrison	          By:/s/Grace C. Torres
            Marguerite E.H. Morrison			Grace C. Torres
            Chief Legal Officer and	        Treasurer and Principal
            Assistant Secretary		       Financial and Accounting
							        Officer




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